UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2022

VAXCYTE, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39323	46-4233385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

825 Industrial Road
Suite 300
San Carlos, California	94070
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 837-0111

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PCVX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

Master Services Agreement for Drug Product Development and Manufacturing with Lonza Ltd

On April 12, 2022, Vaxcyte, Inc. (“Vaxcyte”) entered into a master services agreement for drug product development and manufacturing (the “Master Services Agreement”) with Lonza Ltd (“Lonza”), effective as of March 22, 2022, pursuant to which Lonza will perform manufacturing process development and clinical manufacture and supply of Vaxcyte’s proprietary pneumococcal conjugate vaccine. Under the Master Services Agreement, Vaxcyte will pay Lonza for manufacturing services and pass-through expenses incurred by Lonza for raw materials, as well as a customary procurement and handling fee.

Under the Master Services Agreement, Vaxcyte shall own all right, title and interest in and to any and all Intellectual Property that Lonza and/or its affiliates, the External Laboratories or other contractors or agents of Lonza develops, conceives, invents, first reduces to practice or makes, solely or jointly with us or others, in the performance of the Services (each term as defined in the Master Services Agreement), to the extent such Intellectual Property is a direct derivative of or improvement to Drug Product, Product, Drug Substances, Customer Materials, Customer Information and/or Customer Background Intellectual Property (each as defined in the Master Services Agreement). Lonza shall own all right, title and interest in Intellectual Property that Lonza and/or its Affiliates, the External Laboratories or other contractors or agents of Lonza, solely or jointly with Vaxcyte, develops, conceives, invents or first reduces to practice or makes in the course of performance of the Services to the extent such Intellectual Property (i) is generally applicable to the development or manufacture of chemical or biological products or product components, and could reasonably have been made without the use of the Customer Materials, Customer Information or Customer Background Intellectual Property and (ii) is an improvement of, or direct derivative of, any Lonza Background Intellectual Property (each term as defined in the Master Services Agreement).

Unless earlier terminated, the Master Services Agreement shall remain in place for a period of five years. Either party may terminate the Master Services Agreement for any reason on prior written notice to the other party, provided that Lonza may not exercise such right until a specified future date. In addition, either party may terminate the Master Services Agreement (i) within a given time period upon any material breach that is left uncured by the other party, or (ii) immediately if the other party becomes insolvent. Vaxcyte may also terminate the Master Services Agreement upon an extended force majeure event. Upon expiration and/or termination of the Master Services Agreement and/or any purchase order, Vaxcyte will pay Lonza for all service rendered, all costs incurred, all unreimbursed capital equipment and any cancellation fees.

The foregoing description of the terms of the Master Services Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the complete text of the Master Services Agreement, which will be filed with the Securities and Exchange Commission as an exhibit to Vaxcyte’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022. Vaxcyte intends to request confidential treatment for certain terms of the Master Services Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VAXCYTE, INC.

Date: April 18, 2022	By:	/s/ Andrew Guggenhime
Andrew Guggenhime
President and Chief Financial Officer